UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2019

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2019, Nektar Therapeutics, a Delaware corporation (“Company”), issued a press release (the “Press Release”) announcing its financial results for the quarter ended June 30, 2019. A copy of the Press Release is furnished herewith as Exhibit 99.1.

On July 30, 2019, the Company announced that it would hold a Webcast conference call on August 8, 2019 to review its financial results for the quarter ended June 30, 2019. This conference call is accessible through a link that is posted on the home page and Investors section of the Company’s website: http://ir.www.nektar.com.

The information in this report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Note Regarding Forward-Looking Statements

During the Webcast conference call (which includes a question and answer session), the Company expects to make certain forward-looking statements which can be identified by words such as: "will," "may," “potential,” "expect," "plan," "intend," "designed" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the therapeutic potential of bempegaldesleukin, observations of efficacy correlations with certain drug supply lots and patient populations in PIVOT-02, manufacturing plans, health authority interactions, planned trial start and completion dates, and the availability of results and outcomes from our clinical and preclinical studies. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ include, among others: (i) our statements regarding the therapeutic potential of bempegaldesleukin are based on preclinical and clinical findings and observations to date from ongoing clinical studies and therefore the data and outcomes remain subject to change; (ii) our statements regarding efficacy correlations between certain drug lots and clinical performance of certain cohorts in PIVOT-02 cannot, even when statistically significant in certain cases, be used to determine causation; (iii) the efficacy correlations in certain PIVOT-02 cohorts are subject to a number of significant limitations including, but not limited to, small sample size, analysis based solely on a limited number of efficacy attributes (including a patient’s first and second scans, best overall response rate, complete response rate and in certain cases trends in the magnitude of tumor reduction), patients not being randomly assigned to receive doses from different drug lots, no pre-planned statistical analysis to test differences in drug lot performance, individual patients receiving doses from different drug lots over time, different mixes of drug supply lots in different PIVOT-02 cohorts, no pre-specified control of potential confounding factors, a short-term evaluation period in some cases, and PIVOT-02 remains an ongoing clinical trial generating additional data; (iv) there can be no assurance that future clinical study results will be positively impacted by future drug supply for the bempegaldesleukin clinical studies; (v) data discussed on the Webcast conference call from ongoing clinical trials is necessarily interim data only and the final results will change based on continuing observations from patients that currently remain enrolled in the trials, new observations from patients enrolling in the trials, as well as final data audit and verification procedures; (vi) manufacturing biologics such as bempegaldesleukin, NKTR-358, and NKTR-255 is very complex and subject to significant risks and uncertainties related to the demonstration of adequate stability, sufficient purification of the drug substance and drug product, the identification and elimination of impurities, optimizing formulations, process and analytical methods validations, control strategies for critical quality attributes, and challenges in controlling for all of these variables; and (vii) certain other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2019. Any forward-looking statements made by the Company in the Webcast conference call are based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Reports Financial Results for the Second Quarter of 2019” issued by Nektar Therapeutics on August 8, 2019.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

Date:	August 8, 2019

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